Exhibit 4
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of the date of its acceptance by New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), set forth below (the “Effective Date”), by and between the Company and the subscriber set forth on the signature page hereto (the “Subscriber”).
R E C I T A L S
WHEREAS, the Company desires to offer (the “Offering”) up to 4,200,000 shares of common stock of the Company, $.001 par value per share (the “Common Stock”) at a purchase price of $0.80 per share (the “Shares”), together with warrants in the form attached hereto as Exhibit A, exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock which such investor purchases under this Agreement at an exercise price of $0.90 per share (the “Warrants”, and together with the Shares and the Reissued Warrants, if any (as defined below), the “Securities”);
WHEREAS, for each investor (each a “2008 Investor”) that participated in the Company’s private placement of Series B Convertible Preferred Stock and warrants (the “2008 Warrants”) in 2008 (the “2008 Private Placement”) and that invests in this Offering such dollar amount that equals or exceeds 50% of the aggregate purchase price of securities purchased in the 2008 Private Placement, the Company desires to offer to exchange such 2008 Warrant for a new warrant exercisable for the same number of shares of the Company’s Common Stock as the 2008 Warrant (prior to adjustment for any antidilution provisions) at an exercise price of $1.00 per share and otherwise on the same terms and conditions as the Warrants included in the Offering (the “Reissued Warrants”);
WHEREAS, the Company desires to issue and sell to the Subscriber the Securities set forth on the signature page hereof; and
WHEREAS, in connection with the Offering the Company or its agents have provided to Subscriber a copy of the Company’s Confidential Private Placement Memorandum dated February 24, 2009 (together with the appendices, exhibits and attachments thereto, the “Memorandum”), which provides certain material disclosures in connection with the Offering.
A G R E E M E N T
NOW THEREFORE, based upon the premises and mutual promises set forth below, the parties agree as follows:
1. Subscription for Common Stock; Terms of the Offering.
1.1. Subscription and Issuance of the Securities. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Securities set forth on the signature page hereof, for an aggregate purchase price equal to $1,600,000 (the “Purchase Price”). The Company reserves the right in its sole discretion to increase the number of Shares in the Offering if sufficient demand exists. The Purchase Price is payable by wire transfer (in accordance with the wire transfer instructions set forth in the Memorandum) of immediately available funds delivered at the Closing (as defined below).

1.2. Subscription Period. The Company may, in its sole discretion, continue to accept subscriptions on or before the third calendar day following the initial Closing Date (as defined below).
1.3. Right to Reject. The Company reserves the right to reject this subscription in whole or in part or terminate the Offering in its sole and absolute discretion. If Subscriber’s subscription is rejected in whole, or the Offering is terminated without a Closing occurring, all funds received from the Subscriber will be promptly returned without interest, penalty, expense or deduction, and this Agreement shall thereafter be of no further force or effect. If Subscriber’s subscription is rejected in part, the funds for the rejected portion of such subscription will be promptly returned without interest, penalty, expense or deduction and this Agreement will continue in full force and effect to the extent such subscription was accepted.
2. Exchange of 2008 Warrants for Reissued Warrants. Any Subscriber that (i) is a 2008 Investor and (ii) invests in this Offering such dollar amount that equals or exceeds 50% of the aggregate purchase price of securities purchased by such investor in the 2008 Private Placement may exchange, at the Subscriber’s option, exercisable only at the Closing, any or all of the 2008 Warrants issued to such investor in the 2008 Private Placement for Reissued Warrants. To receive the Reissued Warrants, the Subscriber must make an election on a form provided by the Company (which the Company shall provide no later than the Closing to all 2008 Investors investing in this Offering) and send the 2008 Warrants to the Company for cancellation, to be received no later than 30 days following the Closing, at the address provided in Section 8.3. In consideration therefor and upon receipt of the Subscriber’s 2008 Warrants, the Company shall issue the Reissued Warrants to the Subscriber. The Subscriber represents and warrants to the Company that as of the date of exchange the 2008 Warrants delivered by the Subscriber to the Company pursuant to this Section 2 shall be owned by the Subscriber, free and clear of any encumbrances, liens or restrictions.
3. Closing.
3.1. Closing. The Closing of the transactions contemplated hereby (the “Closing”) shall take place on the date the Company declares the Closing effective (the “Closing Date”). The Closing shall occur at such place as determined by the Company.
2.2. Termination of Offering. All payments will be held by the Company until the Company declares the Closing effective or terminates the Offering. The Offering will be terminated if either (i) the Closing does not become effective on or prior to March 1, 2009, which date the Company may extend, in its sole discretion, but not beyond March 31, 2009, or (ii) the Company elects to terminate the Offering. If the Offering is terminated, the Company will return any payments received, without interest, to the Subscribers.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that the following representations and warranties shall be true immediately prior to the Closing:
3.1. Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition or results of operations of the Company.
3.2. Capitalization. The authorized capital stock of the Company immediately prior to the Closing consists of 100,000,000 shares of Common Stock of which 20,300,621 shares are outstanding as of February 13, 2009, 300,000 shares of Series A preferred stock, par value $.001 per share, of which 26,400 shares are outstanding as of February 13, 2009 and 250,000 shares of Series B preferred stock, par value $.001 per share, of which 70,044 shares are outstanding as of February 13, 2009. Options to purchase 8,157,289 shares of Common Stock are outstanding as of February 13, 2009, and warrants to purchase 3,382,648 shares of Common Stock are outstanding as of February 13, 2009. All of the issued and outstanding capital stock of New Generation Biofuels, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Subsidiary”), is owned by the Company.
3.3. Authorization. The Company’s board of directors has taken all corporate action required to be taken to authorize the Company to enter into this Agreement and to issue the Securities. This Agreement when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and public policy limitations on the enforcement of indemnification for violations of securities laws.
3.4. Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the shares of Common Stock issuable upon exercise of the Warrants and the Reissued Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.5. SEC Documents, Financial Statements.
(a) True and complete copies of all documents filed by the Company with the Securities and Exchange Commission (“SEC”) and incorporated by reference into the Memorandum (the “Incorporated SEC Documents”) are publicly available on the SEC EDGAR database (www.sec.gov). As of their respective filing dates, the Incorporated SEC Documents complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended, and each of the Incorporated SEC Documents was timely filed. To the Company’s knowledge, as of the date hereof, none of the Incorporated SEC Documents is subject to ongoing SEC review or outstanding SEC comment. Each of the Incorporated SEC Documents, as of the date it was filed with the SEC, did not contain any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected, supplemented or superseded by a subsequently filed Incorporated SEC Document.
(b) The financial statements of the Company, including the notes thereto, included in the Incorporated SEC Documents (the “Company Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC); and (iii) present fairly in all material respects the consolidated financial condition and results of operations of the Company as of the respective dates and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).
3.6. Absence of Undisclosed Liabilities. The Company has no material liabilities except (i) liabilities provided for or reserved against in the Company Financial Statements, (ii) liabilities disclosed in the Memorandum, and (iii) liabilities arising in the ordinary course of business consistent with past practice since September 30, 2008.
3.7 Compliance with Rule 144. Rule 144 provides that all non-affiliates who have held restricted securities of an SEC-reporting company for at least six months and have not had an affiliate relationship with the issuer during the preceding three months may sell their securities without restriction or limitation, other than that the issuer must be in compliance with the rule’s current public information requirements during the six months following satisfaction of the six-month holding period requirement. It also provides that all non-affiliates who have held restricted shares of an SEC-reporting company for more than one year, may freely sell the securities without regard to any Rule 144 conditions. The Company will undertake all reasonable efforts to comply with Rule 144’s current information requirement, including compliance with the filing and reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).
4. Representations and Warranties of the Subscriber. The Subscriber hereby acknowledges, agrees with and represents and warrants to the Company as follows:
4.1. Authorization. The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

4.2. Securities Exemption. The Subscriber acknowledges his, her or its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Subscriber represents and warrants to the Company as follows:
(a) The Subscriber realizes that the basis for the exemption from registration may not be available if, notwithstanding the Subscriber’s representations contained herein, the Subscriber is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention.
(b) The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the Securities.
(c) The Subscriber has the financial ability to bear the economic risk of his, her or its investment, has adequate means for providing for their current needs and contingencies, and has no need for liquidity with respect to the investment in the Company.
(d) The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received this Agreement, together with the Memorandum, and all other documents provided by the Company pursuant to the requests of the Subscriber or its Advisors, if any, and have carefully reviewed them and they understand the information contained therein, prior to the execution of this Agreement.
(e) The Subscriber (together with his, her or its Advisors, if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Securities. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Securities.
4.3. Investor Questionnaire. The information in the Investor Questionnaire completed and executed by the Subscriber in the form attached as Exhibit B hereto (the “Investor Questionnaire”) is true and accurate in all respects, and the Subscriber is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.
4.4. Restricted Securities. The Subscriber represents, warrants and agrees that he, she or it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of his, her or its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Company is under no obligation to register the Securities on his, her or its behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

4.5. Reliance on Representations. No representations or warranties have been made to the Subscriber by the Company, or any of their respective officers, employees, agents, sub-agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained herein.
4.6. Investment Risk. The Subscriber understands and acknowledges that his, her or its purchase of the Securities is a speculative investment that involves a high degree of risk and the potential loss of their entire investment and has carefully read and considered the matters set forth in the Memorandum and in the Incorporated SEC Documents and in particular the matters under the caption “Risk Factors” therein, and, in particular, acknowledges that the Company has a limited operating history and is engaged in a highly competitive business.
4.7. Commitment to Investments. The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.
4.8. Legend. The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend until (i) such shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

4.10. Status of Securities. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Subscriber or its Advisors. Neither this Agreement nor any of such information has been reviewed by any federal, state or other regulatory authority.
4.11. Disclosure of Information. The Subscriber and his, her or its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Subscriber and his, her or its Advisors, if any. The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the internet, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally. The Subscriber further acknowledges that the Subscriber has had the opportunity to request and receive drafts of the Company ‘s financial statements for the year ended December 31, 2008 and its annual report on Form 10-K for the fiscal year ended December 31, 2008 and that such information is not yet publicly available and accordingly has not been provided to investors. To the extent that the Subscriber has requested and received this material in its current draft form, or any other non-public information which the Company identifies as likely to be material, the Subscriber acknowledges that they must keep such information confidential and may not trade in the Company’s securities until the Company has filed its annual report on Form 10-K for the fiscal year ended December 31, 2008, expected to be filed by March 31, 2009.
4.12. No Claim. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.
4.13. Forward-Looking Statements. The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the information provided by the Company, were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or such management and should not be relied upon.
4.14. No Inconsistent Information. No oral or written representations have been made, or oral or written information furnished, to the Subscriber or his, her or its Advisors, if any, in connection with the offering of the Shares which are in any way inconsistent with the information contained herein or in the Memorandum.

4.15. ERISA. (For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of an understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of their respective affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.
5. Insider Trading Prohibition; Indemnity.
5.1. Insider Trading. Until the filing by the Company of a current report on Form 8-K with the SEC describing the Offering, the Subscriber hereby agrees to (i) refrain from (A) engaging in any transactions with respect to the capital stock of the Company or securities exercisable or convertible into or exchangeable for any shares of capital stock of the Company, and (B) entering into any transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company and (ii) indemnify and hold harmless the Company, and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any violation of this Section 6 by the Subscriber.
5.2. Indemnity. The Subscriber agrees to indemnify and hold harmless the Company and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company, a finder and their respective officers and directors, employees, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing in connection with the Offering.
6. Notices to Subscribers.
(a) THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT OR ANY INFORMATION PROVIDED IN CONNECTION HEREWITH. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(b) THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
8. Miscellaneous Provisions.
8.1. Modification. Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.
8.2. Survival. The Subscriber’s representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, the delivery of the Securities and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Subscribers, their Advisors or the Company, as the case may be.
8.3. Notices. Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to the Company at New Generation Biofuels Holdings, Inc., 1000 Primera Boulevard, Suite 3130, Lake Mary, Florida 32746 (fax: (321) 257-1794), Attention: Cary J. Claiborne, Chief Financial Officer, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery using any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.
8.4. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person or entity, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.5. Assignability. This Agreement is not transferable or assignable by the Subscriber.
8.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
8.8. Interpretation. The headings and captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or heading had been used herein or therein. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” herein shall mean “including without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
8.9. No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement.
8.10. Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
8.11. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
8.12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Florida.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE
IN WITNESS WHEREOF, the undersigned has executed this Agreement on March 30, 2009.

2,000,000 x Number of Shares Subscribed For	$.80 for each Share	= $1,600,000 Aggregate Purchase Price
Each Subscriber shall also receive a number of Warrants initially exercisable for a number of shares of Common Stock equal to the number of Shares of Common Stock subscribed for under this Agreement. Each Subscriber that is (i) a 2008 Investor and (ii) invests in this Offering such dollar amount that equals or exceeds 50% of the aggregate purchase price of securities purchased in the 2008 Private Placement may exchange, at the Subscriber’s option, any 2008 Warrants for Reissued Warrants, as provided in more detail in Section 2 of the Agreement.
Manner in which Title is to be held (Please Check One):

1.	☐	Individual

2.	☐	Joint Tenants with Right of Survivorship

3.	☐	Community Property

4.	☐	Tenants in Common

5.	☑	Corporation/Partnership/Limited Liability Company

6.	☐	IRA

7.	☐	Trust/Estate/Pension or Profit Sharing

Plan Date Opened:

8.	☐	As a Custodian for

Under the Uniform Gift to Minors Act of the State of

9.	☐	Married with Separate Property

10.	☐	Keogh

11.	☐	Tenants by the Entirety

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 13.
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGES 14- 15.
ALL SUBSCRIBERS MUST ALSO COMPLETE AND
EXECUTE THE INVESTOR QUESTIONNAIRE
ATTACHED AS EXHIBIT B.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Address: Number and Street	Address: Number and Street

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

☐ Check if 2008 Investor

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, LLC, Trust, Etc.)

2020 Energy, LLC

Name of Entity (Please Print)
Date of Incorporation or Organization: November 25, 2008
Federal Taxpayer Identification Number: 26-4479936

2600 N. Central Avenue, Suite 1702 Office Address

Phoenix, AZ 85004 City, State and Zip Code

917-715-2403 Telephone Number

Fax Number (if available)

E-Mail (if available)
Type of entity (e.g., corporation, trust, limited partnership, general partnership IRA Trust, Pension or Profit Sharing Plan or Trust): Limited Liability Company
Date of formation or incorporation: November 25, 2008
Whether the Subscriber was organized for the specific purpose of acquiring securities of New Generation Biofuels Holdings, Inc.:
Yes ☐ No ☑
Each individual authorized to execute documents on behalf of the Subscriber in connection with this investment:

Name: Abraham Jacobi	Name:

Title: Manager	Title:

The Subscriber’s state of formation or incorporation: Arizona
The business of the entity: energy related investments
☐ Check if 2008 Investor

Certain Subscribers must provide the following information:
(A)
Corporations MUST provide the articles of incorporation, by-laws, good standing certificate and corporate resolution authorizing the purchase of shares and authorizing the person(s) signing the subscription documents to do so. All the documents must be certified by the Secretary or Assistant Secretary of the corporation as being true and correct copies thereof and in full force and effect.

(B)	Partnerships MUST provide a copy of the partnership agreement showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documents to do so.

(C)	Trusts MUST provide a copy of the trust agreement showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documents to do so.

(D)
Limited Liability Companies and similar organizations MUST provide their organizational document, operating agreement, good standing certificate and evidence of authorization for the purchase of shares the person(s) signing the subscription documents to do so. All the documents must be certified by an appropriate officer of the organization as being true and correct copies thereof in full force and effect.

By:	/s/ Abraham Jacobi Name: Abraham Jacobi Title: Manager

ACCEPTED March 30, 2009
NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ Lee S. Rosen Name: Lee S. Rosen Title: Chairman
Subscription Agreement
Company Signature Page

Exhibit A
FORM OF $0.90 WARRANT
(Common Stock Offering)
THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (2) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.
NEW GENERATION BIOFUELS HOLDINGS, INC.
WARRANT
TO PURCHASE COMMON STOCK
Issue Date: __________, 2009
THIS WARRANT IS TO CERTIFY THAT, (the “Purchaser”), is entitled to purchase from New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”),  _____  shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the Exercise Price (as defined below).
Section 1. Certain Definitions.
As used in this Warrant, unless the context otherwise requires:
“Exercise Price” shall mean $0.90 per share, as adjusted from time to time pursuant to Section 3 hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.
“Warrantholder” shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

“Warrant Stock” shall mean the shares of the Company’s Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.
Section 2. Exercise of Warrant.
(a) At any time after the six month anniversary of the Issue Date but prior to the fifth anniversary of the Issue Date (the “Expiration Date”), the Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.
(b) (i) The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 2(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within ten (10) days after any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.
(ii) The Warrantholder shall pay the Exercise Price to the Company either by cash, certified check to the order of the Company or wire transfer to an account specified by the Company. At any time after the six month anniversary of the Issue Date, in addition to the method of payment set forth in the immediately preceding sentence and in lieu of any cash payment required thereby, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of shares of Warrant Stock computed using the following formula:

X =	Y (A-B) A

Where	(X) =	the number of shares of Warrant Stock to be issued to the Warrantholder;

	(Y) =	the number of shares of Warrant Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise;

	(A) =	the Market Price (as defined below); and

	(B) =	the Exercise Price of this Warrant, as adjusted from time to time.

Solely for the purposes of this paragraph, Market Price shall be calculated as of the Trading Day (defined for this purpose as any day on which the equity securities markets are generally open for trading) immediately preceding the date which the subscription form attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof (such preceding date, the “Valuation Date”). As used herein, the phrase “Market Price” shall mean (i) if the Warrant Stock is listed or admitted for trading on a national securities exchange, an automated quotation system or the Over the Counter Bulletin Board, the last reported sale price per share of the Warrant Stock on the Valuation Date, or, in case no such reported sale takes place on such day or is reported, then the average of the last reported per share bid and ask prices for shares of the Warrant Stock on such date (or if such bid and ask prices are not available on such date, the most recent preceding date), in either case as officially reported by such securities exchange, quotation system or Bulletin Board on which the Common Stock is listed or admitted to trading, (ii) if not so listed or admitted for trading, the fair market value of a share of the Warrant Stock as determined by the Company’s board of directors in good faith, or (iii) if such exercise is in connection with a merger or consolidation of the Company in which the Company is not the survivor or in which the Warrant Stock is exchanged for cash or other securities or a sale of all or substantially all of the assets of the Company (collectively, a “Sale”), the implied price per share of the Warrant Stock resulting from such Sale.
(c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Warrant Stock issuable upon such exercise.
(d) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof will not be registered with the SEC and will not be transferable or resalable by any subscribers except as permitted pursuant to registration or exemption under the Securities Act. Rule 144 provides that all non-affiliates who have held restricted securities of an SEC-reporting company for at least six months and have not had an affiliate relationship with the issuer during the preceding three months may sell their securities without restriction or limitation, other than that the issuer must be in compliance with the rule’s current public information requirements during the six months following satisfaction of the six-month holding period requirement. It also provides that all non-affiliates who have held restricted shares of an SEC-reporting company for more than one year, may freely sell the securities without regard to any Rule 144 conditions. The Company will undertake all reasonable efforts to comply with Rule 144’s current information requirement, including compliance with the filing and reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).
(e) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as shareholders, as of the time said notice is delivered to the Company as aforesaid.
(f) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2; provided, however, that the Warrantholder shall be responsible for all transfer taxes resulting from the fact that any certificate issued in respect of Warrant Stock is not in the name of the Warrantholder.

(g) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder or restrictions upon transfer under federal or state securities laws.
(h) In no event shall any fractional share of Warrant Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Warrant Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.
Section 3. Adjustment of Exercise Price and Warrant Stock.
(a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Warrant Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (A) the Exercise Price in effect on such record date, and (B) the quotient obtained by dividing (x) the number of shares of Warrant Stock into which this Warrant would be exercisable on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Warrant Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if this Warrant had been exercised immediately prior to such record date.
(b) Upon each adjustment of the Exercise Price as provided in Section 3(a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock into which this Warrant would be exercisable prior to such adjustment and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment.
(c) If, at any time prior to 15 months after the Closing Date, the Company issues any Additional Warrants with an Additional Warrant Exercise Price or Options with an Option Exercise Price less than the Exercise Price of this Warrant on the date of and immediately prior to such issuance, then the Exercise Price of this Warrant shall be reduced, concurrently with the issuance of such Additional Warrants or Options, to the Additional Warrant Exercise Price at which such Additional Warrants have been issued or the Option Exercise Price at which such Options have been issued, as the case may be.
The following definitions shall apply to this section:
“Additional Warrants” shall mean warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, which warrants are issued by the Company in a Financing Transaction.

“Additional Warrant Exercise Price” shall mean, for any Additional Warrants, the price per share at which Common Stock is issuable upon exercise of such Additional Warrants, determined by dividing (i) the aggregate amount of consideration payable to the Company upon the exercise of such Additional Warrants, plus the total amount, if any, received or receivable by the Company as consideration for granting such Additional Warrants, plus, in the case of Additional Warrants which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof into Common Stock, by (ii) the total number of shares of Common Stock issuable upon the exercise of such Additional Warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Additional Warrants (and in the case where more than one security is issued for a specified aggregate consideration, the consideration allocable to the Additional Warrants shall be reasonably determined by the Board of Directors of the Company).
“Closing Date” shall mean the date of the initial closing of the Company’s private placement of common stock and warrants in March 2009.
“Convertible Securities” shall mean evidence of indebtedness, preferred stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.
“Employee Awards” shall mean the grant of shares of Common Stock or Convertible Securities (either restricted or unrestricted), options to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, or other equity or equity-like rights granted or issued by the Company to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to a plan or other arrangement adopted by the Board of Directors of the Company, contemplating (in the case of grants with an exercise price) that such grants generally would be made with exercise prices at least equal to fair market value as determined by the Board of Directors of the Company or the compensation or other committee thereof.
“Financing Transaction” shall mean a transaction commenced after the 2009 Common Stock Issue Date which provides financing to the Company in the amount of $1,000,000 or more in cash, excluding transactions in which (i) the only investors have, or following such transaction will have, substantive business relationships with the Company other than the ownership of securities of the Company or its subsidiaries, and (ii) the consideration received by the Company does not consist solely of cash. For the avoidance of doubt, transactions such as joint ventures, arrangements with the licensor of our proprietary technology, arrangements with customers or suppliers, acquisitions of property, loan transactions with commercial lenders, Shares Acquired from an Affiliate/Partner and the like where raising financing is not the primary purpose of the transaction (as evidenced by a reasonable determination of the Board of Directors of the Company) shall not be considered Financing Transactions.

“Option Exercise Price” shall mean, for any Options, the price per share for which Common Stock is issuable upon exercise of such Options, determined by dividing (i) the aggregate amount of consideration payable to the Company upon the exercise of such Options, plus the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus, in the case of Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof into Common Stock, by (ii) the total number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options (and in the case where more than one security is issued for a specified aggregate consideration, the consideration allocable to the Options shall be reasonably determined by the Board of Directors of the Company).
“Options” shall mean shall mean options to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities granted or issued by the Company in a Financing Transaction, but excluding Employee Awards.
“Shares Acquired from Affiliate/Partner” means (i) shares which were acquired from any affiliate of the Corporation (which for this purpose shall include any holder of 10% or more of the Common Stock or other voting stock of the Corporation) or any strategic partner of the Corporation, or (ii) an equivalent number of shares of Common Stock issued or reserved for issuance where either all or part of the proceeds of such shares are used to acquire shares from any affiliate or any strategic partner of the Corporation or an equivalent number of treasury shares acquired from any affiliate or any strategic partner of the Corporation are retired substantially concurrently with or as an offset to such issuance or reservation of Common Stock.
Section 4. Division and Combination.
This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 5. Reclassification, Etc.
In case of any reclassification or change of the outstanding Warrant Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Warrant Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.
Section 6. Reservation and Authorization of Capital Stock.
The Company shall, at all times on and after the date hereof, reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.
Section 7. Rights of Shareholders.
Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the certificates representing the Warrant Stock shall have been issued, as provided herein.
Section 8. Stock and Warrant Books.
The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or warrant books so as to result in preventing or delaying the exercise of any Warrant.
Section 9. Limitation of Liability.
No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 10. Transfer
This Warrant may be transferred only upon the written consent of the Company, which approval shall not be unreasonably withheld or delayed. Any Warrants issued upon the transfer of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate a like amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.
Section 11. Investment Representations; Restrictions on Warrant Stock.
The Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof). The Warrantholder agrees that certificates representing Warrant Stock may bear a legend substantially as follows:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO THESE SECURITIES OR (2) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

Section 12. Loss, Destruction of Warrant Certificates.
Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.
Section 13. Amendments.
The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.
Section 14. Notices Generally.
Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at New Generation Biofuels Holdings, Inc., 1000 Primera Boulevard, Suite 3110, Lake Mary, Florida 32746, (Fax: (321) 257-1794), Attention: Cary J. Claiborne, Chief Financial Officer, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.
Section 15. Successors and Assigns.
This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.
Section 16. Governing Law.
In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in such State.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer as of the date first written above.

NEW GENERATION BIOFUELS HOLDINGS, INC.
By:

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To:	New Generation Biofuels Holdings, Inc. 1000 Primera Boulevard, Suite 3110 Lake Mary, Florida 32746 Attn: Cary J. Claiborne, Chief Financial Officer

or such other address notified by the Company to the Holder.
(1) The undersigned hereby elects to purchase  _____  shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Payment shall take the form of (check applicable box):
☐ in lawful money of the United States; or
☐ the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the shares of Warrant Stock set forth above pursuant to the cashless exercise procedure set forth in subsection 2(b).
(3) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered to the following:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

2

Exhibit B

INVESTOR QUESTIONNAIRE
Instructions: Check all boxes below which correctly describe you and return this Investor Questionnaire to New Generation Biofuels Holdings, Inc., 1000 Primera Boulevard, Suite 3130, Lake Mary, Florida 32746, Attention: Cary J. Claiborne, Chief Financial Officer.
☐	You are
(i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”),
(ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity,
(iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
(iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”),
(vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act,
(vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended,
(viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or
(ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and
(1) the decision that you shall subscribe for and purchase Securities, is made by a plan fiduciary, as defined in Section 3(2 1) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser,
(2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Securities is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or
(3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Securities is made solely by persons or entities that are accredited investors.

B-1

☐	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Securities and with total assets in excess of $5,000,000.

☐	You are a director or executive officer of New Generation Biofuels Holdings Inc.

☐	You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time of your subscription for and purchase of the Securities.

☐
You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐
You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose subscription for and purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☑	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.
The undersigned hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased Shares of the Company.

2020 Energy, LLC Name of Purchaser [please print]	Name of Co-Purchaser [please print]
/s/ Abraham Jacobi
Signature of Purchaser (Entities please provide signature of Purchaser’s duly authorized signatory.)	Signature of Co-Purchaser

Abraham Jacobi Name of Signatory (Entities only)

Manager Title of Signatory (Entities only)

B-2